SHARON E. CONWAY
                                ATTORNEY AT LAW
       4840 W. PANTHER CREEK, SUITE 201 - THE WOODLANDS, TEXAS 77381-3542
              TELEPHONE (281) 681-2230 - FACSIMILE (281) 754-4685
                  SCONWAY@SCONWAYLAW.COM - WWW.SCONWAYLAW.COM


December 11, 2002


Mr. C. R. "Rob" Parker, President
Board of Directors
ReGeneTech, Inc.
1200 Smith Street, 16th Floor
Houston, Texas 77002-4400

RE: REGENETECH, INC. - SB-2 FILING

Gentlemen:

We have acted as counsel for ReGeneTech, Inc. ("ReGeneTech") in connection with its offering of shares of common stock (the "Shares") pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 to be filed with the with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("1933 Act"), on or about December 12, 2002.

In our capacity as counsel to ReGeneTech in connection with the offering of the Shares described in the Registration Statement, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, documents, certificates of public officials, and other instruments, and have made further investigation as in our judgment has been necessary or appropriate to enable us to render the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all copies.

We are admitted to the Bar of The State of Texas and are familiar with the laws of the State of Texas.

This letter expresses our opinion as to the provisions of ReGeneTech's Articles of Incorporation, but does not extend to the Texas Securities Act, or to other federal or state securities laws or other federal laws.

Based upon the statements set forth above and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

     1. ReGeneTech is a validly existing corporation under the laws of the State of Texas.

     2. The Shares to be offered pursuant to the Registration Statement have been duly and validly authorized by all necessary action of the Board of Directors of ReGeneTech.

We understand that this opinion is to be used in connection with the registration of the Shares for offering and sale pursuant to the 1933 Act. We consent to the filing of this opinion with and as a part of the Registration Statement. In giving our consent, we do not admit that we fall within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated under it.

Very truly yours,


/s/ Sharon E. Conway
-----------------------
Sharon E. Conway

SEC/sfr